Exhibit 5.1

May 8, 2026

Silvaco Group, Inc.
4701 Patrick Henry Drive, Building #23
Santa Clara, CA 95054

Re: Silvaco Group, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Silvaco Group, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) an additional 928,452 shares of its common stock, par value $0.0001 per share (“Common Stock”), for issuance under the Registrant’s 2024 Stock Incentive Plan (the “2024 Plan”), and (ii) an additional 309,484 shares of its Common Stock for issuance under the Registrant’s 2024 Employee Stock Purchase Plan (the “ESPP”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a) the Registration Statement;

(b) a copy of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 28, 2025;

(c) a copy of the Amended and Restated Bylaws of the Company;

(d) a copy of Resolutions of the Board of Directors of the Company relating to the Registration Statement, certified by the Secretary of the Company;

(e) the 2024 Plan; and

(f) the ESPP.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the shares of Common Stock reserved for issuance pursuant to the 2024 Plan and ESPP, as referenced above, have each been duly authorized for issuance and sale pursuant to the 2024 Plan and ESPP, respectively, by all necessary corporate action of the Company, and when issued as provided under the 2024 Plan and ESPP, they will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction. The opinion expressed above is limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

DV